Exhibit 3.21

State of Delaware Secretary of State Division of Corporations Delivered 03:51 PM 01/19/2011 FILED 03:37 PM 01/19/2011 SRV 110057725 – 4929124 FILE

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

FIRST: The name of the limited liability company formed hereby is Atlas Energy Holdings Operating Company, LLC.

SECOND: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 19th day of January, 2011.

By:
Rosemary Moriee, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:00 PM 06/15/2015
FILED 03:12 PM 06/15/2015
SRV 150921952 – 4929124 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Atlas Energy Holdings Operating Company, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST: The name of the limited liability company formed hereby is Atlas Resource Partners Holdings, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 15th day of June, A.D. 2015.

By:

Authorized Person(s)

Name:	Lisa Washington
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